Exhibit 99.10
Frequently Asked Questions — Week 1
December 15, 2011
Q: Why is RSC merging with United Rentals?
A: Like RSC, United Rentals (URI) is known for being a market leader throughout the U.S. and Canada. This merger will bring together the two best-run rental companies in the industry with opportunity for even greater growth and expansion. Combining both companies’ resources will provide customers with the largest branch network in the industry, a combined $7 billion equipment fleet, and will give the combined company the best customer value proposition through enhanced product and service offerings and geographic footprint. In addition, the merger will provide employees with the opportunity to be part of an even larger and financially stronger company with enhanced career and growth opportunities.
Q: Why is this merger a good fit for both RSC and URI?
A: Our customers today and in the future will benefit from the many synergies that exist between the two companies. Both RSC and URI share a strong commitment to customer service, operational excellence and investment in retaining the best talent in the industry. The combined organization will have nearly 1,000 branches in the U.S. and Canada with the largest, most versatile fleet in the industry. The enhanced product and service offerings (temperature control, trench shoring, pump & power), combined with the unmatched North American coverage capability (48 U.S. states and 10 Canadian provinces), will position the merged entity to serve customers in a way that no other competitor can.
Q: What will the new company be called, and who will lead it?
A: The new, combined operations of URI and RSC will continue to use the United Rentals name. Michael Kneeland, President and Chief Executive Officer of URI, will lead the combined company. Erik Olsson, President and Chief Executive Officer of RSC, will remain on as a key part of the integration team during the transition.
Q: How will this affect my job?
A: As with any business change we recognize this can be concerning, and many questions will come up throughout the next several weeks and months. We want to assure all employees that our goal is provide information as it becomes available and to keep everyone apprised of the ongoing merger of RSC and URI. There are many details still to be determined, but we are committed to regularly communicating with all employees throughout the merger process. It’s important that we continue to focus on our customers and provide the highest level of service that they have come to expect from us as we work through the details of this change.
Q: Will I need to “apply” for my current position with URI?
A: With this announcement we begin the merger of URI and RSC, with the first step being the formation of an integration team comprised of members from both companies. There is no immediate change to your job, and our commitment to you is that we will communicate any actions you need to take well in advance of the final close. There is no need to take any action immediately, other than to continue to focus on our customers and do our jobs with the same level of commitment and excellence that has made RSC the great company it is. One of the core principles of the merger will be to have the best employees in the industry. As such, it is critical for all employees to continue to perform at optimal levels during the integration.

Q: What will happen to my seniority, pay, benefits, etc.?
A: RSC employees who become part of the new URI team will keep their current seniority or hire date as though there was no change in ownership. While specific details are still being finalized, we do know the following:
•	Pay — Current salaries or hourly pay rates will remain unchanged, unless your position changes.
•	Commissions — No changes will be made prior to the closing of the merger. We anticipate that following the closing, employees who transition to URI will also transition to the URI commission structure, and details will be communicated as part of the onboarding process.
•	Bonus programs — There will be no change to the scheduled payout of the 2011 MVC or Service Excellence awards, based on the plan guidelines. In addition, we will payout the 2012 MVC and Service Excellence Awards at Target, a pro-rata award based on the actual close date.
•	Benefits — Your RSC benefit elections made in November will remain in effect from January 1, 2012 through December 31, 2012. You will remain on the RSC Healthcare plans throughout 2012. URI benefits eligibility and related information will be communicated once employees complete the transition to URI.
Q: What happens if there is not a position at URI for me?
A: The integration is expected to begin in Q2 2012, and we anticipate minimal changes before that time as we continue to service our customers and conduct our normal business. RSC has a long history of commitment to our employees, and that will continue. After the completion of the merger, we will provide an enhanced separation package for all affected employees, with an advance notice period, severance pay and outplacement support.
Q: What about our union contracts? Will we still be represented by the bargaining unit?
A: Yes, you will still be represented by various locals of International Union of Operating Engineers (IUOE) and Teamsters. URI will work with the Business Agents to ensure a smooth transition of the Collective Bargaining Agreements. We’ll provide more detailed information at our group and individual meetings over the next few weeks. RSC and URI share a long history of productive relationships with several union organizations across the U.S.
Q: What happens next? Will my location be impacted?
A: As the merger and integration is expected to begin in Q2 2012 normal branch operations will continue, business as usual. Over the next several months RSC locations will be evaluated alongside URI branches to determine what locations best serve our customers. Again, this merger is intended to leverage the location and people strengths of both companies. At this point it is too early to know exactly which RSC locations may be impacted and in what ways. However, we anticipate that a relatively small number of current RSC and URI branch locations will be impacted. Once additional details are available, you will be informed. We anticipate the official final close date of the merger some time in Q2 2012.
Q: How should I deal with situations where I am competing against URI?
A: This merger is subject to government and shareholder approvals, which will take several months to complete. Up until transaction completion, RSC and URI will remain two separate companies, and it is critical that we continue to conduct business “at arm’s length” and with the integrity with which we have always conducted ourselves. Nothing changes during this time with respect to how we conduct ourselves day-to-day from a competitive standpoint. We need to continue to pursue our growth strategy and deliver against our financial plans.

Q: What should I communicate to customers about the merger? How will they be notified?
A: Customers will receive communications directly and via our company website. Furthermore, all reps should contact their customers and notify them of this information. Customers should experience “business as usual”, with no changes prior to completion of the transition, which could span several months. It is essential that customer continue to receive the same world-class service RSC is known for. As we come closer to an eventual completion of the transaction, customers will receive detailed information as it relates to the transition of their account into the new organization. The merger will ultimately provide significant customer benefits, including: a deeply customer-focused culture; integrated network of nearly 1,000 branch locations in 48 states and 10 Canadian provinces; combined $7 billion in fleet offering enhanced product diversity and availability; deep expertise in both Commercial and Industrial sectors; and the most sophisticated technology-driven fleet management tools to help customers optimize their rental utilization and operations.
Q: How will I know what is happening?
A: Our commitment is to provide regularly scheduled updates to keep all employees informed during the merger. We will conduct employee follow-up meetings and/or calls throughout the next month, and beyond as needed. You will also participate in small group/team meetings as we work towards a smooth integration to combine both companies into a single team. Our goal is to provide all the information employees will need on a timely basis.
Q: What if I have questions?
A: Your manager may be able to provide additional information or clarification. You may also email any questions about the merger to RSC leadership at CEOchat@RSCrental.com. We will post questions and answers, along with other info, to an intranet site for employees (details to come). We also will provide a bi-weekly FAQ that will be posted for your information. Look for periodic updates on the weekly RSC Redline.
FORWARD-LOOKING STATEMENTS DISCLOSURE:
This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Such statements that are not historical facts are hereby identified as forward-looking statements and intended to be covered by the safe harbor provisions of the PSLRA and can be identified by the use of the words “believe,” “expect,” “predict,” “project,” “potential,” “estimate,” “anticipate,” “project,” “should,” “intend,” “may,” “will,” and similar expressions or variations of such words, or by discussion of future financial results and events, strategy or risks and uncertainties, trends and conditions in RSC’s business and competitive strengths, all of which involve risks and uncertainties.
Where, in any forward-looking statement, RSC or its management expresses an expectation or belief as to future results or actions, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. RSC’s actual results may differ materially from its expectations, plans or projections. RSC warns you that forward-looking statements are only predictions and estimates, which are inherently subject to risks, trends and uncertainties, many of which are beyond RSC’s ability to control or predict with accuracy and some of which it might not even anticipate. These risks and uncertainties include: the timing to consummate the proposed transaction with United Rentals, Inc. (“URI”); negative effects from the pendency of the transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the ability of RSC to timely receive the required approval of its shareholders; the risk that the contemplated transaction does not occur for any other reason; the possibility that costs or difficulties related to the transaction will be greater than expected; the ability of RSC to successfully integrate with the business of United Rentals, Inc., including the combined company’s ability to access sufficient sources of capital to fund its operations; the risks to the combined company’s ability to retain and hire key personnel; the diversion of management time on transaction-related issues; and other risks described in the “Risk Factors” section of URI’s and RSC’s SEC reports. RSC gives no assurance that it will achieve its expectations and it does not assume responsibility for the accuracy and completeness of the forward-looking statements. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of many factors, including the risk factors described in the risk factor section of its SEC reports. RSC cautions readers not to place undue reliance on these forward-looking statements that speak only as of the date made. All forward-looking statements including information included or incorporated by reference herein are based upon information available to RSC as of the date hereof, and RSC assumes no obligation to update or revise any such forward-looking statements.

ADDITIONAL INFORMATION
In connection with the proposed transaction, URI will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of RSC that also constitutes a prospectus of URI and a proxy statement of URI. RSC will mail the proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF RSC ARE URGED TO READ THE PROXY STATEMENT/ PROSPECTUS CAREFULLY, BECAUSE THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (sec.gov). You will also be able to obtain these documents, free of charge, when filed, from RSC’s website, www.rscrentals.com, at 6929 E Greenway Parkway, Scottsdale, Arizona.
RSC and its directors, executive officers and certain other members of management and employees may be soliciting proxies from RSC shareholders in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of RSC shareholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus filed with the SEC. You can find information about RSC’s executive officers and directors in its definitive proxy statement filed with the SEC on March 16, 2011.

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